Exhibit 99.1

PJT Partners Inc. Reports First Quarter 2023 Results

First Quarter Overview

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Total Revenues of $200 million, a decrease of 19% from a record first quarter a year ago
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GAAP Pretax Income of $29 million and Adjusted Pretax Income of $30 million
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GAAP Diluted EPS of $0.67 and Adjusted EPS of $0.54

Capital Management and Balance Sheet

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1.2 million share equivalents repurchased
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$99 million of cash, cash equivalents and short-term investments and no funded debt

Paul J. Taubman, Chairman and Chief Executive Officer, said, “Our Restructuring and Strategic Advisory businesses navigated this difficult market environment well as our increasingly integrated approach resonated with clients. Our firm’s progress continues to be driven by the success of our recruiting efforts, the maturation of our team, and the growing recognition of our brand. While these are difficult and challenging times, our firm is built to weather difficult and challenging times. We will continue to invest to strengthen our firm and we remain very confident in our prospects.”

New York, May 2, 2023: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today announced its financial results for the first quarter ended March 31, 2023.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31,
	2023	2022	% Change
	(Dollars in Millions)
Revenues
Advisory	$168.1	$181.7	(7%)
Placement	27.6	60.4	(54%)
Interest Income & Other	4.3	4.3	0%
Total Revenues	$200.0	$246.3	(19%)

Total Revenues decreased to $200 million for the current quarter, down 19% from $246 million for the prior year.

Advisory Revenues decreased to $168 million for the current quarter, down 7% from $182 million for the prior year, due to decreases in strategic advisory and private capital solutions revenues.

Placement Revenues decreased to $28 million for the current quarter, down 54% from $60 million for the prior year, principally due to a decrease in fund placement revenues.

Expenses

The following table sets forth information relating to the Company’s expenses for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31,
	2023		2022
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$133.0	$133.0	$159.2	$155.2
% of Revenues	66.5%	66.5%	64.6%	63.0%
Non-Compensation	$37.8	$36.5	$36.9	$35.0
% of Revenues	18.9%	18.2%	15.0%	14.2%
Total Expenses	$170.8	$169.5	$196.2	$190.1
% of Revenues	85.4%	84.8%	79.6%	77.2%
Pretax Income	$29.2	$30.4	$50.1	$56.2
% of Revenues	14.6%	15.2%	20.4%	22.8%

Compensation and Benefits Expense

GAAP Compensation and Benefits Expense was $133 million for the current quarter compared with $159 million for the prior year. Adjusted Compensation and Benefits Expense was $133 million for the current quarter compared with $155 million for the prior year. The adjusted compensation accrual rate increased to 66.5% for the current quarter compared with 63.0% for the prior year. The higher accrual rate principally reflects increased fixed compensation expenses combined with lower revenues. Aggregate Compensation and Benefits Expense decreased in the quarter notwithstanding the higher accrual rate due to lower revenues compared with the prior year.

Non-Compensation Expense

GAAP Non-Compensation Expense was $38 million for the current quarter compared with $37 million for the prior year. Adjusted Non-Compensation Expense was $36 million for the current quarter compared with $35 million for the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense for the current quarter compared with the prior year was due to increases in Travel and Related and Occupancy and Related, which were partially offset by a decrease in Other Expenses. Travel and Related increased due to increased levels of business travel. Occupancy and Related increased principally due to expansion of our New York office.

Provision for Taxes

As of March 31, 2023, PJT Partners Inc. owned 62.8% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended March 31, 2023 and 2022 was 4.1% and 11.3%, respectively.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the three months ended March 31, 2023 was 26.0% compared with 26.0% for full year 2022.

Capital Management and Balance Sheet

As of March 31, 2023, the Company held cash, cash equivalents and short-term investments of $99 million and no funded debt.

During the first quarter 2023, the Company repurchased 855 thousand shares of Class A common stock in the open market, net share settled 208 thousand shares of Class A common stock to satisfy employee tax obligations and exchanged 143 thousand Partnership Units for cash. During the first quarter 2023, the Company repurchased 1.2 million share equivalents at an average price of $77.36 per share.

As of March 31, 2023, the Company’s remaining repurchase authorization was $108 million.

The Company intends to repurchase 139 thousand Partnership Units for cash on May 9, 2023 at a price to be determined by the volume-weighted average price per share of the Company’s Class A common stock on May 4, 2023.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on June 21, 2023 to Class A common stockholders of record as of June 7, 2023.

Quarterly Investor Call Details

PJT Partners will host a conference call on May 2, 2023 at 8:30 a.m. ET to discuss its first quarter 2023 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (888) 224-1005 (U.S. domestic) or +1 (720) 452-9217 (international), passcode 1493252. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com.

About PJT Partners

PJT Partners is a premier, global, advisory-focused investment bank that was built from the ground up to be different. Our highly experienced, collaborative teams provide independent advice coupled with old-world, high-touch client service. This ethos has allowed us to attract some of the very best talent in the markets in which we operate. We deliver leading advice to many of the world's most consequential companies, effect some of the most transformative transactions and restructurings and raise billions of dollars of capital around the globe to support startups and more established companies. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyberattacks, security vulnerabilities, and internet disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; (c) failures of our computer systems or communication systems, including as a result of a catastrophic event and the use of remote work environments and virtual platforms; (d) the impact of catastrophic events, including business disruptions, pandemics, reductions in employment and an increase in business failures on (1) the U.S. and the global economy, (2) our employees and our ability to provide services to our clients and respond to their needs; (e) the failure of third-party service providers to perform their functions; and (f) volatility in the political and economic environment, including as a result of inflation, rising interest rates, international conflict, and instability in the banking system as a result of several recent bank failures.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the acquisition of CamberView Partners Holdings, LLC (“CamberView”); (b) intangible asset amortization associated with Blackstone Inc.’s (“Blackstone”) initial public offering (“IPO”), the acquisition of PJT Capital LP, and the acquisition of CamberView; and (c) the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy certain market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense and amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2023	2022
Revenues
Advisory	$168,090	$181,658
Placement	27,585	60,351
Interest Income and Other	4,313	4,310
Total Revenues	199,988	246,319
Expenses
Compensation and Benefits	133,043	159,232
Occupancy and Related	10,011	8,942
Travel and Related	6,972	4,458
Professional Fees	6,927	7,051
Communications and Information Services	4,077	4,423
Depreciation and Amortization	3,443	4,307
Other Expenses	6,322	7,758
Total Expenses	170,795	196,171
Income Before Provision for Taxes	29,193	50,148
Provision for Taxes	1,207	5,680
Net Income	27,986	44,468
Net Income Attributable to Non-Controlling Interests	10,650	18,764
Net Income Attributable to PJT Partners Inc.	$17,336	$25,704
Net Income Per Share of Class A Common Stock
Basic	$0.69	$1.03
Diluted	$0.67	$1.00
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,231,815	24,989,152
Diluted	26,918,511	26,551,835

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2023	2022
GAAP Net Income	$27,986	$44,468
Less: GAAP Provision for Taxes	1,207	5,680
GAAP Pretax Income	29,193	50,148

Adjustments to GAAP Pretax Income
Transaction-Related Compensation Expense(1)	—	4,051
Amortization of Intangible Assets(2)	1,230	1,928
Spin-Off-Related Payable Due to Blackstone(3)	25	51
Adjusted Pretax Income	30,448	56,178
Adjusted Taxes(4)	1,431	6,623
Adjusted Net Income	29,017	49,555

If-Converted Adjustments
Less: Adjusted Taxes(4)	(1,431)	(6,623)
Add: If-Converted Taxes(5)	7,909	14,488
Adjusted Net Income, If-Converted	$22,539	$41,690

GAAP Net Income Per Share of Class A Common Stock
Basic	$0.69	$1.03
Diluted	$0.67	$1.00
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,231,815	24,989,152
Diluted	26,918,511	26,551,835

Adjusted Net Income, If-Converted Per Share	$0.54	$1.00
Weighted-Average Shares Outstanding, If-Converted	41,684,276	41,751,081

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended March 31,
	2023	2022
GAAP Compensation and Benefits Expense	$133,043	$159,232
Transaction-Related Compensation Expense(1)	—	(4,051)
Adjusted Compensation and Benefits Expense	$133,043	$155,181

Non-Compensation Expenses
Occupancy and Related	$10,011	$8,942
Travel and Related	6,972	4,458
Professional Fees	6,927	7,051
Communications and Information Services	4,077	4,423
Depreciation and Amortization	3,443	4,307
Other Expenses	6,322	7,758
GAAP Non-Compensation Expense	37,752	36,939
Amortization of Intangible Assets(2)	(1,230)	(1,928)
Spin-Off-Related Payable Due to Blackstone(3)	(25)	(51)
Adjusted Non-Compensation Expense	$36,497	$34,960

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months ended March 31, 2023 and 2022 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended March 31,
	2023	2022
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	25,231,815	24,989,152
Dilutive Impact of Unvested RSUs(6)	1,686,696	1,562,683
Diluted Shares Outstanding, GAAP	26,918,511	26,551,835

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	25,231,815	24,989,152
Unvested RSUs(8)	1,686,696	1,565,276
Partnership Units(7)	14,765,765	15,196,653
If-Converted Shares Outstanding	41,684,276	41,751,081

	As of March 31,
	2023	2022
Fully-Diluted Shares Outstanding(9)	44,367,647	44,447,086

As of March 31, 2023, 1.1 million Partnership Units and 1.5 million RSUs that have yet to satisfy certain market conditions were excluded from any share count calculations.

Of the total 2.6 million share equivalents subject to market conditions, 1.3 million require the Company to achieve a dividend adjusted volume-weighted average share price over any consecutive 20-day trading period (“20-day VWAP”) of $100 prior to February 26, 2027. The remaining 1.3 million vest ratably upon the Company achieving a 20-day VWAP between $100 and $130 prior to February 26, 2027. The awards are also subject to a five year service based vesting requirement, with 20% vesting per annum.

Footnotes

(1)
This adjustment adds back to GAAP Pretax Income transaction-related compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the acquisition of CamberView.
(2)
This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with Blackstone’s IPO, the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.
(3)
This adjustment adds back to GAAP Pretax Income the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such amounts are reflected in Other Expenses in the Condensed Consolidated Statements of Operations.
(4)
Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(5)
Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense and amortization expense.
(6)
Represents the dilutive impact under the treasury method of unvested RSUs that have a remaining service requirement.
(7)
Represents the number of shares assuming the conversion of all Partnership Units, excluding Partnership Units that have yet to satisfy certain market conditions.
(8)
Represents the dilutive impact of unvested RSUs that have a remaining service requirement.
(9)
Assumes all Partnership Units and unvested RSUs have been converted to shares of the Company’s Class A common stock. As of March 31, 2023, 1.1 million Partnership Units and 1.5 million RSUs that have yet to satisfy certain market conditions were excluded from any share count calculations.

Note: Amounts presented in tables above may not add or recalculate due to rounding.